Exhibit 99.2
Abercrombie & Fitch
December 2009 Sales Release
Call Script
This is Eric Cerny, Manager of Investor Relations for Abercrombie & Fitch. The following is a summary of our sales results for the fiscal month ended January 2, 2010.
Before I begin, I remind you that any forward-looking statements I may make are subject to the Safe Harbor Statement found in our SEC filings.
Net sales for the five-week period ended January 2, 2010, were $482.5 million, an 11% decrease from net sales of $539.2 million for the five-week period ended January 3, 2009. Total Company direct-to-consumer net merchandise sales were $44.0 million for the five-week period ended January 2, 2010, a 4% decrease from sales for the five-week period ended January 3, 2009. December comparable store sales decreased 19%.
During fiscal November and December, the Company conducted special events in most of its North American stores and direct-to-consumer channels in which complimentary gift cards, with a January 30, 2010 expiration, were issued to customers who made purchases above defined amounts. The value of these gift cards issued but not redeemed has been deducted from reported sales for the applicable month. The cumulative face value of gift cards issued in connection with these special events, but not yet redeemed as of the end of fiscal December, was approximately $22 million.

Abercrombie & Fitch
December 2009 Sales Release
Call Script
For returns associated with transactions in which a gift card was issued, the Company’s practice to date has been to honor the gift card, even where the return has resulted in an overall transaction value below the threshold amount. The Company believes that the value of gift cards issued where a customer purchased merchandise with the intent to return it and retain the gift card is not significant. The Company will continue to monitor returns closely through the end of the program.
For the month of December, comparable store sales were considerably stronger in week 5 than the weeks leading up to Christmas and this trend has continued into January.
By brand, Abercrombie & Fitch comparable store sales were down 13%. Men’s comps were down by a high single digit; women’s comps were down by a high-teen. Transactions per average store decreased 5%; average transaction value decreased 1%. During fiscal December, Abercrombie &

Abercrombie & Fitch
December 2009 Sales Release
Call Script
Fitch ran the following special events... ‘Receive a $25 gift card for every $100 purchase in stores’ through December 23, 2009; ‘Winter sale and Clearance’ from December 24, inclusive of 40% off all denim and fleece December 24, 2009 — December 30, 2009; Complimentary shipping for domestic direct-to-consumer purchases of $175 and above from December 3, 2009 — December 6, 2009; and ‘Receive a $50 gift card for every $200 purchase on-line’ from December 8, 2009 — December 23, 2009.
For abercrombie, comparable store sales were down 15%. Guys comps were down by a low double digit; girls comps were down by a mid-teen. Transactions per average store decreased 4%; average transaction value decreased 7%. During fiscal December, abercrombie ran the following special events... ‘Receive a $25 gift card for every $100 purchase in stores’ through December 23, 2009; ‘Winter sale and clearance’ from December 24, inclusive of 40% off all denim and fleece December 24, 2009 — December 30, 2009; Complimentary shipping for domestic direct-to-consumer purchases of $175 and above from December 3, 2009 — December 6, 2009; and ‘Receive a $50 gift card for every $200 purchase on-line’ from December 8, 2009 — December 23, 2009.

Abercrombie & Fitch
December 2009 Sales Release
Call Script
Hollister comparable store sales were down 25%. Dudes comps were down by a mid-teen; Bettys comps were down by a high twenty. Transactions per average store decreased 4%; average transaction value decreased 14%. During fiscal December, Hollister ran the following special events... ‘Receive a $25 gift card for every $75 purchase in stores’ from December 5, 2009 — December 23, 2009; ‘Buy one top, get the second top 50%off in stores’ through December 10, 2009; ‘Friends with Benefits 20% off purchase’ from December 22, 2009 — December 23, 2009; ‘Winter sale and clearance’ from December 24, inclusive of 50% off all denim and fleece December 24, 2009 — December 30, 2009; Complimentary shipping for domestic direct-to-consumer purchases of $125 and above from December 3, 2009 — December 6, 2009; and ‘Receive a $50 gift card for every $150 purchase on-line’ from December 8, 2009 — December 23, 2009.
RUEHL comparable store sales were down 1%. Men’s comps were up by a low single digit; women’s comps were down by a low single digit. Transactions per average store increased 13%; average transaction value decreased 9%. During fiscal December, RUEHL began product liquidation as a result of actions taken to exit the business by the end of fiscal 2009.
Across all brands, average unit retail decreased 14%.

Abercrombie & Fitch
December 2009 Sales Release
Call Script
From a merchandise classification standpoint across all brands, wovens and fragrance were stronger categories for men’s, while knits and fleece were weaker categories. For women’s, woven shirts and pants were stronger categories while sweaters and knit tops were weaker categories.
Regionally, comparable store sales were down in all US regions and Canada. Comparable store sales were positive in the U.K., for both Hollister and Abercrombie & Fitch.
Based on its initial analysis, the Company expects that its fiscal year-end review of long-lived, store related assets will result in a non-cash impairment charge in the fourth quarter.
The Company will report January sales results on Thursday, February 4, 2010 and fourth quarter earnings on Tuesday, February 16, 2010.
Thank You.

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